UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2011

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

IDAHO	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I” Coeur d’Alene, Idaho		83816
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2011, in connection with Mitchell J. Krebs’ previously disclosed promotion to the positions of President and Chief Executive Officer, Coeur d’Alene Mines Corporation (the “Company”) and Mr. Krebs entered into an employment agreement, effective as of July 12, 2011. The agreement provides for Mr. Krebs to serve as President and Chief Executive Officer through June 30, 2013, and to continue to serve as interim Chief Financial Officer until a new Chief Financial Officer is appointed by the Company’s Board of Directors. The employment agreement provides for an initial base salary of $500,000 and an annual incentive bonus targeted to be 70% of Mr. Krebs’ then-current salary. In addition, Mr. Krebs has the opportunity to earn a long-term incentive bonus with a target level of 240% of his base salary. Such bonuses are at the discretion of the Company’s Board of Directors. The employment agreement also provides for a one-time cash bonus of $76,000 and a vehicle allowance.

In connection with the execution of the employment agreement, the Company and Mr. Krebs entered a side letter providing for relocation benefits related to the conclusion of Mr. Krebs’ relocation from Chicago, Illinois to Coeur d’Alene, Idaho, including standard relocation benefits available under the Company’s relocation policy, reimbursement of up to $50,000 for reasonable moving expenses incurred and a performance-based cash relocation bonus of $537,262 less withholding taxes. This cash relocation bonus is subject to a clawback feature which would require all or a portion of the bonus to be returned if employment terminates for any reason prior to June 30, 2013 or if the Company elects not to renew the term of Mr. Krebs’ employment. The clawback amount will be reduced to 75% of the original bonus as of January 31, 2012 and 25% of the original bonus as of January 31, 2013 so long as (a) Mr. Krebs’ employment continues through that date and (b) the Company’s Board of Directors awards Mr. Krebs a bonus for the preceding year under the annual incentive plan equal to or greater than his target annual bonus.

Copies of the employment agreement and side letter are filed as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated September 12, 2011, between the Company and Mitchell J. Krebs.
10.2	Side letter, dated September 12, 2011, between the Company and Mitchell J. Krebs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: September 16, 2011	By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	President, Chief Executive Officer Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated September 12, 2011, between the Company and Mitchell J. Krebs.
10.2	Side letter, dated September 12, 2011, between the Company and Mitchell J. Krebs.

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